Exhibit 5.2

599 Lexington Avenue

New York, NY 10022-6069

+1.212.848.4000

[    ], 2024

Investcorp Europe Acquisition Corp I

Century Yard, Cricket Square

Elgin Avenue

PO Box 1111, George Town

Grand Cayman, Cayman Islands, KY1-1102

Investcorp Europe Acquisition Corp I

Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as special United States counsel to Investcorp Europe Acquisition Corp I, a blank check company incorporated as a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing of the Registration Statement (as defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the business combination (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated as of April 25, 2023, by and among the Company, OpSec Holdings, a Cayman Islands exempted company with limited liability (“Pubco”), Opal Merger Sub I, a Cayman Islands exempted company incorporated with limited liability and wholly-owned subsidiary of Pubco (“Merger Sub I”), Opal Merger Sub II, a Cayman Islands exempted company incorporated with limited liability and wholly-owned Subsidiary of Pubco (“Merger Sub II”), Orca Holdings Limited, a Cayman Islands exempted company incorporated with limited liability (“OpSec”), Orca Midco Limited, a private limited company incorporated under the Laws of England and Wales (“Orca Midco”), Orca Bidco Limited, a private limited company incorporated under the Laws of England and Wales and a subsidiary of OpSec (“Orca”), Investcorp Technology Secondary Fund 2018, L.P., a Cayman Islands exempted limited partnership (“ITSF”), and Mill Reef Capital Fund ScS, a limited partnership (société en commandite simple) organized under the laws of Luxembourg (“Mill Reef”, and together with ITSF, the “OpSec Shareholders”), as amended by that certain First Amendment to the Business Combination Agreement, dated as of December [●], 2023 (as so amended, the “Business Combination Agreement”).

Pursuant to the Business Combination Agreement, (1) the OpSec Shareholders will contribute to Pubco all of the issued and outstanding ordinary shares of OpSec (the “OpSec Ordinary Shares”) in exchange for (a) ordinary shares of Pubco (“Pubco Ordinary Shares”) and (b) an aggregate amount in cash equal to $10,000,000 (collectively, the “Share Contribution”), (2) following the Share Contribution, OpSec will merge with and into Merger Sub I, as a result of which the separate corporate existence of OpSec shall cease and Merger Sub I shall continue as the surviving company (the “First Merger”), and (3) following the First Merger, the Company will merge with and into Merger Sub II (the “Second Merger”), as a result of which (a) the separate corporate existence of Merger Sub II shall cease and the Company shall continue as the surviving company, (b) the issued and outstanding Class A ordinary shares of the Company (“Company Class A Shares”) immediately prior to the effective time of the Second Merger (the “Second Merger Effective Time”) shall be exchanged for Pubco Ordinary Shares concurrently with the Second Merger, (c) the issued and outstanding Class B ordinary shares of the Company (“Company Class B Shares”) immediately prior to the Second Merger Effective Time shall be transferred to Pubco in exchange for Pubco Ordinary Shares and (d) the warrants of the Company (the “Company Warrants”) outstanding immediately prior to the Second Merger Effective Time shall cease to represent a right acquire the number of Company Class A Shares set forth in such Company Warrant and will instead be assumed by Pubco and automatically converted into warrants issued by Pubco (“Pubco Warrants”) to acquire an equal number of Pubco Ordinary Shares.

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Opinion Documents”):

(a)

The registration statement on Form F-4 (File No. 333-275706), containing Pubco’s definitive proxy statement/prospectus, originally filed on November 22, 2023, with the Commission under the Securities Act, as amended by Amendment No. 1 thereto (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);

(b)	The Business Combination Agreement;

(c)

The Warrant Agreement, dated as of December 14, 2021, by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation (“CST”), as warrant agent (the “Warrant Agreement”);

(d)

The form of Warrant Assignment, Assumption and Amendment Agreement, by and among the Company, Pubco and CST, to become effective upon the consummation of the Business Combination, filed as Annex E to the proxy statement/prospectus forming part of the Registration Statement (the “Pubco Warrant Agreement”);

(d)	The form of Pubco Warrant certificate evidencing the Pubco Warrants; and

(e)

Originals or copies of such other records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(a)	The genuineness of all signatures (including electronic signatures) and the legal capacity and competency of all natural persons signing such documents.

(b)	The authenticity and completeness of the originals of the documents submitted to us.

(c)	The completeness and conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness, completeness and correctness of the representations and statements made in certificates of public officials and officers of the Company and Pubco.

(e)	The Pubco Warrants, the Warrant Agreement, and the Pubco Warrant Agreement have been or will be duly authorized, executed and delivered by the parties thereto.

(f)

The Pubco Warrants constitute or will constitute legally valid and binding obligations of the parties thereto other than Pubco, enforceable against each of them in accordance with their respective terms.

(g)

The status of the Pubco Warrants as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, so as to be in conformity with Pubco’s organizational documents, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Pubco Warrants, when issued in the manner and on the terms described in the Registration Statement, the Business Combination Agreement and the Pubco Warrant Agreement, as applicable, will constitute the valid and binding obligations of Pubco, enforceable against Pubco in accordance with its terms under the laws of the State of New York.

Our opinions expressed above are subject to the following qualifications being true and correct at or before the time of the delivery of the Pubco Warrants offered pursuant to the Registration Statement:

(a)

Our opinions are also subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting warrant holders’ rights.

(b)

Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)

Our opinions are limited to the laws of the State of New York, and we do not express any opinion herein concerning any other law, including, but not limited to, any state securities of “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Pubco Warrants.

This opinion is being furnished to in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the Pubco Warrants.

This opinion has been prepared for your use solely in connection with the Registration Statement and speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name in the proxy statement/prospectus contained therein, under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

DRAFT